UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 15, 2006

MERITAGE HOMES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	1-9977	86-0611231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8501 E. Princess Drive, Suite 290, Scottsdale, Arizona		85255
(Address of Principal Executive Offices)		(Zip Code)

(480) 609-3330
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 15, 2006 the Compensation Committee of the Board of Directors agreed to extend for 2006 the bonus provisions contained in the employment agreements of John R. Landon, the Company’s Co-Chairman and CEO, Steven J. Hilton, the Company’s Co-Chairman and CEO and Larry W. Seay, the Company’s Chief Financial Officer. These performance-based incentive compensation bonuses were awarded to Messrs. Landon, Hilton and Seay for fiscal 2006 under the Company’s recently adopted 2006 Annual Incentive Plan (the “Plan”) and are subject to approval of the Plan by the Company’s stockholders at the 2006 Annual Meeting. In addition, the Compensation Committee of the Board of Directors approved a performance-based incentive compensation bonus for fiscal 2006 for C. Timothy White, the Company’s General Counsel. Mr. White’s bonus was also approved under the Plan and is subject to approval of the Plan by the Company’s stockholders at the 2006 Annual Meeting.

A description of the cash bonus is contained in Exhibit A of each executive’s employment agreement, which are filed herewith and are incorporated by reference herein.

ITEM 8.01	OTHER EVENTS

On February 15, 2006 the board of directors of the Company approved a $100 million share repurchase program. The new authorization allows Meritage to purchase its common shares subject to applicable securities rules, in open market or privately negotiated transactions, based on market conditions.

A copy of the press release announcing this share repurchase program is filed with this Form 8-K and is incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

10.1	Revised Amendment to Employment Agreements between the Company and Steven J. Hilton and John R. Landon	Incorporated by reference to Exhibit 10.1 of Form 10-Q for the quarterly period ended June 30, 2004

10.2	Amendment to Employment Agreement between the Company and Larry W. Seay	Incorporated by reference to Exhibit 10.2 of Form 10-Q for the quarterly period ended June 30, 2004

10.3	Employment Agreement between the Company and C. Timothy White	Incorporated by reference to Exhibit 10.1 of Form 10-Q for the quarterly period ended September 30, 2005

99.1	Press Release dated February 21, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:             February 21, 2006

MERITAGE HOMES CORPORATION

/s/	Larry W. Seay
By:	Larry W. Seay
Executive Vice President-Chief
Financial Officer